DIMON Incorporated
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EXHIBIT 99.2

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
August 26, 2004

DIMON Holds Annual Shareholders Meeting

Danville, VA – DIMON Incorporated (NYSE: DMN) held its Annual Shareholders Meeting today at the Company's corporate headquarters.  With approximately 88% of the shares entitled to vote represented at the meeting in person or by proxy, the five directors named in the proxy statement were elected directors.  Mr. Hans B. Amell was elected to a one-year term expiring at the 2005 annual meeting.  Messrs. C. Richard Green, Jr., Albert C. Monk III, Norman A. Scher and Martin R. Wade III were elected to three-year terms expiring at the 2007 annual meeting.  The directors received 84% of the shares voting.

DIMON Incorporated is the world's second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company's website at www.dimon.com.

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